As filed with the Securities and Exchange Commission on April 4, 1997
                                                      REGISTRATION NO. 333-21385
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                         PRIDE PETROLEUM SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              LOUISIANA                                         76-0069030
   (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                     ------------

                                                                       ROBERT W. RANDALL
   PRIDE PETROLEUM SERVICES, INC.                                  PRIDE PETROLEUM SERVICES, INC.
   1500 CITY WEST BLVD., SUITE 400                                 1500 CITY WEST BLVD., SUITE 400
        HOUSTON, TEXAS 77042                                              HOUSTON, TEXAS 77042
           (713) 789-1400                                                   (713) 789-1400
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                        (NAME, ADDRESS, INCLUDING ZIP CODE,
NUMBER, INCLUDING AREA CODE, OF REGISTRANT)                    AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                                                                       OF AGENT FOR SERVICE)

                                  ------------

                                       COPY TO:
                                  L. PROCTOR THOMAS
                                 BAKER & BOTTS, L.L.P.
                                 3000 ONE SHELL PLAZA
                              HOUSTON, TEXAS  77002-4995
                                    (713) 229-1234
                                     ------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
------------------------------------------------------------------------------

                      SUBJECT TO COMPLETION DATED APRIL 4, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                                    $500,000,000
[LOGO]                     PRIDE PETROLEUM SERVICES, INC.
                                   DEBT SECURITIES
                                    COMMON STOCK

                              ------------------------

      Pride Petroleum Services, Inc. (the "Company") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"). The Company may also offer and sell from time to time shares of its common stock, no par value (the "Common Stock"). The aggregate initial offering price of the Debt Securities and the Common Stock to be offered by the Company hereby (the "Securities") will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement.

      The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates (or method of determining the same) and time or times of payment of any interest, any terms for optional or mandatory redemption, which may include redemption at the option of holders upon the occurrence of certain events, or payment of additional amounts or any sinking fund provisions, any provisions with respect to conversion (in the case of Debt Securities that may be convertible into Common Stock), the initial public offering price, the net proceeds to the Company and any other specific terms in connection with the offering and sale of such series will be set forth in a Prospectus Supplement. As used herein, the Debt Securities shall include securities denominated in United States dollars or, at the option of the Company if so specified in an applicable Prospectus Supplement, in any other currency or currency unit, or in amounts determined by reference to an index. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form.

      The Securities may be sold directly by the Company to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement.

      The Common Stock is traded on the Nasdaq National Market under the symbol "PRDE." Any Common Stock offered will be traded, subject to notice of issuance, on the Nasdaq National Market.

This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.


                              ------------------------


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
           THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                               IS A CRIMINAL OFFENSE.

                              ------------------------


        The date of this Prospectus is                               , 1997.

NO DEALERS, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                           ------------------------
                               TABLE OF CONTENTS

Available Information.........................................3
Incorporation of Certain Documents by Reference...............3
The Company...................................................4
Use of Proceeds...............................................4
Ratio of Earnings to Fixed Charges............................4
Description of Debt Securities................................4
Description of Capital Stock.................................10
Plan of Distribution.........................................12
Legal Matters................................................13
Independent Public Accountants...............................14

                           ------------------------

      IN CONNECTION WITH AN OFFERING THROUGH UNDERWRITERS, CERTAIN PERSONS PARTICIPATING IN SUCH OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED, INCLUDING, AMONG OTHERS, OVERALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER SUCH OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at the regional offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). The Common Stock is traded on the Nasdaq National Market.

      This Prospectus, which constitutes part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits thereto, which may be obtained at the public reference facilities maintained by the Commission as provided in the preceding paragraph, for further information with respect to the Company and the Securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-16961), are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

      (a)   Annual Report on Form 10-K for the year ended December 31, 1996;

      (b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 6, 1989, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description;

      (c)   Current Report on Form 8-K filed March 7, 1997; and

      (d)   Current Report on Form 8-K filed March 25, 1997.

      All documents filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby (by the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents that have been incorporated herein by reference (not including exhibits to the documents that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the documents this Prospectus incorporates). Requests should be directed to Robert W. Randall, Secretary, Pride Petroleum Services, Inc., 1500 City West Blvd., Suite 400, Houston, Texas 77042 (telephone number: (713) 789-1400).

                                 THE COMPANY

      The Company is a leading domestic and international provider of contract drilling and related services, operating both on land and offshore. In recent years, the Company has focused its growth strategy on the higher margin offshore and international drilling and workover markets. Consistent with this strategy, the Company acquired Quitral-Co S.A.I.C., the largest drilling and workover contractor in Argentina, in April 1996, divested its domestic land-based well servicing operations in February 1997, and acquired the operating subsidiaries of Forasol-Foramer N.V., which provide offshore and onshore drilling, workover and engineering services primarily in Latin America, Africa and the Middle East, in March 1997. These transactions transformed the Company into one of the largest and most diversified drilling contractors in the world. The significant diversity of the Company's rig fleet enables the Company to provide a broad range of services and to take advantage of market upturns while reducing its exposure to sharp downturns in any particular market sector or geographic region. Pride Petroleum Services, Inc. is a Louisiana corporation with its principal executive offices located at 1500 City West Blvd., Suite 400, Houston, Texas 77042. Its telephone number at that address is (713) 789-1400.

                                USE OF PROCEEDS

      Except as otherwise described in any Prospectus Supplement or any Pricing Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, which may include refinancings of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of Securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                    YEARS ENDED DECEMBER 31,
                                              1996    1995    1994    1993  1992
                                              ----    ----    ----    ----   --
Ratio of Earnings to Fixed Charges .......    2.7x    4.0x    6.2x    5.8x   --

      The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest and the portion of operating lease rental expense that represents the interest factor). For the year ended December 31, 1992, earnings were inadequate to cover fixed charges by $1,359,000.

                        DESCRIPTION OF DEBT SECURITIES

      The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate ("Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Offered Debt Securities.

      The Debt Securities will be general unsecured obligations of the Company and will be issued under an Indenture (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The statements under this caption relating to the Debt Securities and the Indenture are summaries only and do not purport to be complete. Such summaries make use of terms defined in the Indenture. Wherever such terms are used herein or particular provisions of the Indenture are referred to, such terms or provisions, as the case may be, are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. The italicized parenthetical references below refer to the section numbers in the Indenture, unless otherwise indicated.

GENERAL

      The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder and provides that Debt Securities may be issued from time to time thereunder in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. The Indenture does not limit the amount of other unsecured indebtedness or securities that may be issued by the Company.

      Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford Holders of such Debt Securities special protection in the event of a highly leveraged transaction involving the Company.

      Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities, which will be issued in registered form: (i) the title and aggregate principal amount of the Offered Debt Securities; (ii) the date or dates on which the Offered Debt Securities will mature; (iii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Debt Securities will bear interest or the method of determining such rate or rates; (iv) the date or dates from which such interest, if any, will accrue and the date or dates at which such interest, if any, will be payable;
(v) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision; (vi) the terms for conversion or exchange, if any, of the Offered Debt Securities; (vii) whether such Offered Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in temporary global form or permanent global form; (viii) if other than U.S. dollars, the currency, currencies or currency unit or units in which such Offered Debt Securities will be denominated and in which the principal of, and premium and interest, if any, on, such Offered Debt Securities will be payable; (ix) whether, and the terms and conditions on which, the Company or a Holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on, such Offered Debt Securities is to be made in a currency or currencies or currency unit or units other than that in which such Offered Debt Securities are denominated; and (x) any other specific terms of the Offered Debt Securities. Reference is also made to the Prospectus Supplement for information with respect to any additional covenants that may be included in the terms of the Offered Debt Securities.
(SECTION 301)

      No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (SECTION 305)

      To the extent the Company conducts its operations through Subsidiaries, the Holders of Debt Securities will have a junior position to any creditors of the Company's Subsidiaries.

      Offered Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate that at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Offered Debt Securities.

      If any of the Offered Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on, any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT

      Unless otherwise provided with respect to any series of Debt Securities, the following are Events of Default under the Indenture with respect to the Debt Securities of such series issued under such Indenture: (a) failure to pay principal of (or premium, if any, on) any Debt Security of such series when due;
(b) failure to pay any interest on any Debt Security of such series when due, continued for 30 days; (c) failure to deposit any mandatory sinking fund payment, when due, in respect of the Debt Securities of such series, continued for 30 days; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture for the benefit of a series of Debt Securities other than such series), continued for 90 days after written notice as provided in the Indenture;

(e) certain events of bankruptcy, insolvency or reorganization; and (f) any other Event of Default as may be specified with respect to Debt Securities of such series. (SECTION 501) If an Event of Default with respect to any outstanding series of Debt Securities occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of such series (in the case of an Event of Default described in clause (a), (b), (c) or (f) above) or at least 25% in principal amount of all outstanding Debt Securities under the Indenture (in the case of other Events of Default) may declare the principal amount of all the Debt Securities of the applicable series (or of all outstanding Debt Securities under the Indenture, as the case may be) to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the Holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) may, under certain circumstances, rescind and annul such acceleration. (SECTION 502) Depending on the terms of other indebtedness of the Company outstanding from time to time, an Event of Default under the Indenture may give rise to cross defaults on such other indebtedness of the Company.

      The Indenture provides that, within 90 days after the occurrence of a default in respect of any series of Debt Securities, the Trustee will give to the Holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Debt Securities of such series; and PROVIDED, FURTHER, that such notice shall not be given until at least 30 days after the occurrence of a default in the performance or breach of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series. For the purpose of this provision, "default" with respect to Debt Securities of any series means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such Series. (SECTION 602)

      The Holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the Indenture) have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series (or of all outstanding Debt Securities under the Indenture). (SECTION 512) The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the applicable Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (SECTION 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (SECTION 603)

      The Holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the Indenture) may on behalf of the Holders of all Debt Securities of such series (or of all outstanding Debt Securities under the Indenture) waive any past default under the Indenture, except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security or in respect of a provision that under the applicable Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected. (SECTION 513) The Holders of a majority in principal amount of the outstanding Debt Securities affected thereby may on behalf of the Holders of all such Debt Securities waive compliance by the Company with certain restrictive provisions of the Indenture. (SECTION 1006)

      The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under each Indenture and as to any default in such performance. (SECTION 1005)

MODIFICATION

      Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities under the Indenture affected thereby; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or interest on, any Debt Security, (c) change the place or currency, currencies, or currency unit or units of payment of principal of, or premium (if any) or interest on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or (e) reduce the percentage in principal amount of outstanding Debt Securities the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (SECTION
902)

      The Indenture provides that the Company and the Trustee may, without the consent of any Holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in the Indenture, provided that such action to cure ambiguities or inconsistencies shall not adversely affect the interests of the Holders of the Debt Securities in any material respect.

CONSOLIDATION, MERGER AND SALE OF ASSETS

      The Company, without the consent of any Holders of outstanding Debt Securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person, provided that (i) the Person formed by such consolidation or into which the Company is merged or that acquires or leases the assets of the Company substantially as an entirety is a Person that assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indenture, (ii) after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, and (iii) certain other conditions are met. Upon compliance with these provisions by a successor Person, the Company will (except in the case of a lease) be relieved of its obligations under the Indenture and the Debt Securities. (ARTICLE EIGHT)

DISCHARGE AND DEFEASANCE

      The Company may terminate its obligations under the Indenture, other than its obligation to pay the principal of (and premium, if any) and interest on the Debt Securities of any series and certain other obligations, provided that it
(i) irrevocably deposits or causes to be irrevocably deposited with the Trustee as trust funds money or U.S. Government Obligations maturing as to principal and interest sufficient to pay the principal of, any interest on, and any mandatory sinking funds in respect of, all outstanding Debt Securities of such series on the stated maturity of such payments or on any redemption date and (ii) complies with any additional conditions specified to be applicable with respect to the covenant defeasance of Debt Securities of such series. (SECTION 401)

      The terms of any series of Debt Securities may also provide for legal defeasance pursuant to each Indenture. In such case, if the Company (i) irrevocably deposits or causes to be irrevocably deposited money or U.S. Government Obligations as described above, (ii) makes a request to the Trustee to be discharged from its obligations on the Debt Securities of such series and
(iii) complies with any additional conditions specified to be applicable with respect to legal defeasance of Debt Securities of such series, then the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series, the obligations of the Company under the Indenture and the Debt Securities of such series to pay the principal of (and premium, if any) and interest on the Debt Securities of such series shall cease, terminate and be completely discharged, and the Holders thereof shall thereafter be entitled only to payment out of the money or U.S. Government Obligations deposited with the Trustee as aforesaid, unless the Company's obligations are revived and reinstated because the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment. (SECTIONS 403 AND 404).

      "U.S. Government Obligations" is defined in the Indenture as direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof. (SECTION 101)

FORM, EXCHANGE, REGISTRATION AND TRANSFER

      Debt Securities are issuable in definitive form as Registered Debt Securities. (SECTION 301) Reference is made to the Prospectus Supplement for the terms relating to the form, exchange, registration and transfer of Debt Securities issuable in temporary or permanent global forms.

      Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

      Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Company has appointed the Trustee as Security Registrar. (SECTION 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.
(SECTION 1002)

      In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Registered Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or
(ii) register the transfer of or exchange any Registered Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Debt Security being redeemed in part.
(SECTION 305)

PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the Person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest.
(SECTION 307)

      Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in New York, New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities issuable solely as Registered Debt Securities. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. (SECTION 1002)

      All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security that remain unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (SECTION 1003)

BOOK-ENTRY DEBT SECURITIES

      The Debt Securities of a series may be issued, in whole or in part, in the form of one or more global Debt Securities that would be deposited with a depositary or its nominee identified in the applicable Prospectus Supplement. Global Debt Securities may be issued in either temporary or permanent form. The specific terms of any depositary arrangement with respect to any portion of a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in any such global Debt Security representing all or a portion of a series of Debt Securities will be described in the applicable Prospectus Supplement. (SECTION 204)

MEETINGS

      The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. (SECTION 1301) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as described under "Notices" below. (SECTION
1302) Except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described under "Modification" above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; PROVIDED, HOWEVER, that, except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described under "Modification" above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Subject to the proviso set forth above, any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. (SECTION 1304)

GOVERNING LAW

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (SECTION 113)

NOTICES

      Notices to Holders of Registered Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (SECTION
107)

THE TRUSTEE

      The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases and to realize on certain property received with respect to any such claims, as security or otherwise. (SECTION 613) The Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign. (SECTION 608)

      The Trustee has made loans to the Company and its subsidiaries and affiliates from time to time in the ordinary course of business and at prevailing interest rates under agreements with commercial bank groups. In addition, the Trustee may from time to time serve as a depositary of funds of, and perform other services for, the Company.

                         DESCRIPTION OF CAPITAL STOCK

      The Company is authorized to issue 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, no par value ("Preferred Stock"). To date, no series of Preferred Stock has been designated or issued. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Articles, a copy of which has been incorporated by reference as an exhibit to the Registration Statement.

COMMON STOCK

      Holders of Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action. Dividends may be paid to the holders of Common Stock when, as and if declared by the Board of Directors out of funds legally available for such purpose. Holders of Common Stock have no conversion, redemption, cumulative voting or preemptive rights. In the event of any liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and payment or provision for payment of all amounts to which holders of any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Common Stock are entitled, the holders of Common Stock will be entitled to share ratably in any remaining assets of the Company. All outstanding shares of Common Stock are, and any shares of Common Stock to be sold by the Company hereby will be, duly and validly issued, fully paid and nonassessable.

      The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

PREFERRED STOCK

      When and if issued, shares of each series of Preferred Stock will have such rights and preferences as are fixed by the Board of Directors in the resolution or resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board of Directors has the authority, without further action of the holders of Common Stock, to fix the number of shares constituting that series and to fix the preferences, limitations and relative rights of the series, including the dividend rights, dividend rate, terms and prices of redemption, liquidation preferences, sinking fund rights, conversion rights and voting rights. It is expected that the holders of any series of Preferred Stock, when and if issued, will have priority with respect to dividends and any distributions upon liquidation of the Company, and may have other preferences over the holders of the Common Stock, including the preferential right to elect directors in the event dividends on the Preferred Stock are not paid for a specified period. Although the Company has no present intent to issue shares of Preferred Stock, the issuance of Preferred Stock could be used to discourage an unsolicited acquisition proposal or otherwise have an antitakeover effect.

CERTAIN PROVISIONS OF THE ARTICLES, BYLAWS AND LOUISIANA LAW

      The Articles, the Company's Bylaws (the "Bylaws") and Louisiana law contain certain other provisions that may impede an unsolicited takeover attempt or otherwise have an antitakeover effect.

     DIRECTOR TERMS AND RELATED PROVISIONS

      The Articles provide that the members of the Board of Directors of the Company will be elected for terms of five years and until their successors are elected and qualified. The Articles further provide that the number of directors will be as designated in the Bylaws, although no amendment to the Bylaws to decrease the number of directors shall shorten the term of any incumbent director. The Bylaws provide for eight directors and, in addition, that the Bylaws may be amended by shareholders only upon the affirmative vote of at least 80% of the voting power. Moreover, the Articles provide that any vacancy on the Board of Directors may be filled by a vote of at least two-thirds of the directors then in office, and a director elected to fill a vacancy shall serve until the next shareholders' meeting held for the election of directors generally. The shareholders, however, have the right at a special meeting, if called for such purpose prior to such action by the Board of Directors, to fill a vacancy. The Articles also provide that directors may be removed only for cause and only by the affirmative vote of not less than 80% of the voting power, provided that the removal may only be effected at a meeting of shareholders called for that purpose.

     SHAREHOLDER MEETINGS

      The Articles and the Bylaws provide that special meetings of shareholders may be called by any shareholder or group of shareholders holding in the aggregate at least 80% of the total voting power, or by the Chairman of the Board, the President or the Board of Directors of the Company. A quorum for a meeting of shareholders is a majority of the outstanding shares of Common Stock entitled to vote. Unless the question brought before the meeting is one for which, by express provision of law or the Articles, a different vote is required, a majority of the votes cast decides the question. Unless otherwise required by law or the Bylaws, meetings of shareholders may be held at any place within or without Louisiana, as designated by the Board of Directors.

     SHAREHOLDER NOMINATIONS OF DIRECTORS

      The Articles provide that only persons who are nominated by, or at the direction of, the Board of Directors of the Company or by a shareholder who has given timely notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors. To be timely, notice must be received by the Company at its principal executive offices not less than 45 days nor more than 90 days prior to the meeting (or, if less than 55 days' notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the tenth day following the day on which such notice was mailed or such prior public disclosure was made). Notice to the Company from a shareholder who proposes to nominate a person at a meeting for election as a director must contain certain specified information about that person.

     SUPERMAJORITY VOTE FOR CERTAIN BUSINESS COMBINATIONS

      The Articles provide that no Business Combination (as hereinafter defined) shall be effected unless it is approved at the shareholders' meeting called for that purpose by the affirmative vote of 80% of the total voting power of the holders of voting securities or other obligations with voting power (excluding such securities and obligations owned by an Acquiring Entity (as hereinafter defined) and its affiliates). In addition to the voting requirements, no Business Combination may be effected without first satisfying substantive conditions with regard to: (i) the consideration to be received by shareholders;
(ii) certain restrictions prohibiting the Acquiring Entity from purchasing voting securities or obligations with voting power subsequent to becoming an Acquiring Entity but prior to any Business Combination; (iii) the dividends paid on the outstanding stock of the Company; (iv) certain restrictions prohibiting the Acquiring Entity from receiving the benefit of any financial assistance of the Company or making any major change in the Company's business or equity capital structure without unanimous approval of the directors and (v) the distribution of a proxy statement containing any recommendations by the directors and the opinion of a reputable investment banking firm as to the fairness of the terms of the Business Combination.

      These requirements will not apply to a Business Combination that (i) is approved by a majority of directors unaffiliated with the Acquiring Entity who were directors prior to an Acquiring Entity's becoming such (or certain successors) (the "Continuing Directors"), if there are at least three Continuing Directors or (ii) involves solely either (A) a transfer of assets of the Company to a subsidiary wholly owned by the Company or (B) a merger or consolidation with or into a successor corporation, as long as the percentages of shareholder ownership remain the same and the successor corporation's articles of incorporation contain the same provisions as the Articles.

      A "Business Combination" is defined in the Articles as: (i) any merger or consolidation of the Company with or into any entity unrelated to the Company which is the beneficial owner of securities representing 30% or more of the voting power of the Company's securities or other obligations of the Company granting voting rights (an "Acquiring Entity") or any affiliate thereof; (ii) any sale or other disposition of all or substantially all of the assets of the Company to an Acquiring Entity or any affiliate thereof; (iii) any sale or other disposition to the Company or any subsidiary thereof of any assets in exchange for which an Acquiring Entity or any affiliate thereof becomes the beneficial owner of either (A) voting securities of the Company or any subsidiary thereof or (B) other obligations of the Company granting voting rights; (iv) any transaction designed to decrease the number of holders of the Company's voting securities remaining after an Acquiring Entity has become an Acquiring Entity or
(v) the adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Acquiring Entity or any affiliates thereof.

     LOUISIANA LAW

      Louisiana law requires that certain transactions, such as mergers, consolidations or share exchanges, with a shareholder beneficially owning 10% or more of the voting power of the corporation (an "Interested Shareholder") or its affiliates be recommended by the board of directors and approved by the affirmative vote of (i) 80% of the votes entitled to be cast by outstanding shares of the corporation's voting stock and (ii) two-thirds of the votes entitled to be cast by holders of voting stock other than the Interested Shareholder and its affiliates. These voting requirements do not apply to such transactions if the transaction (i) does not alter the contract rights of the stock or change or convert, in whole or in part, the outstanding shares of the corporation or (ii) satisfies certain requirements with regard to the consideration to be received by shareholders and certain procedural requirements.

     OTHER PROVISIONS

      The Articles and Louisiana law provide that the Board of Directors of the Company, when evaluating a tender offer or an offer to make a tender or exchange offer or to effect a Business Combination, may, in exercising its judgment in determining what is in the best interests of the Company and its shareholders, consider the following factors and any other factors that it deems relevant: (i) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Company, but also (A) the market price for the capital stock of the Company over a period of years, (B) the estimated price that might be achieved in a negotiated sale of the Company as a whole or in part or through orderly liquidation, (C) the premiums over market price for the securities of other corporations in similar transactions, (D) current political, economic and other factors bearing on securities prices and (E) the Company's financial condition and future prospects; (ii) the social and economic effects of such transaction on the Company, its subsidiaries or their employees, customers, creditors and the communities in which the Company and its subsidiaries do business; (iii) the business and financial condition and earnings prospects of the acquiring party or parties, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring party or parties, and the possible effect of such conditions upon the Company and its subsidiaries and the communities in which the Company and its subsidiaries do business; and (iv) the competence, experience and integrity of the acquiring party or parties and its or their management.

     AMENDMENT OF CERTAIN PROVISIONS OF THE ARTICLES AND BYLAWS

      The Articles provide, with certain exceptions, that the holders of a majority of the total voting power present at a shareholders' meeting are required to amend certain provisions of the Articles. The exceptions relate generally to the authority of the Board of Directors to issue Preferred Stock, the antitakeover provisions and limitations on director liability, in which instances an amendment requires approval of holders of 80% of the total voting power. The Bylaws provide that they may be amended or repealed only by (i) a majority of the entire Board of Directors at any time when there is no Acquiring Entity, (ii) both a majority of the entire Board of Directors and a majority of the Continuing Directors at any time when there is an Acquiring Entity or (iii) the affirmative vote of the holders of at least 80% of the total voting power.

                             PLAN OF DISTRIBUTION

      The Company may sell the Securities in and/or outside the United States:
(i) through underwriters or dealers, (ii) directly to a limited number of purchasers or to a single purchaser or (iii) through agents. The Prospectus Supplement with respect to the Securities offered thereby (the "Offered Securities") will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities to be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

      During and after an offering through underwriters, such underwriters may purchase and sell the Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Offered Securities sold for their account may be reclaimed by the syndicate if such Offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

      If dealers are used in the sale of Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

      The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement arising thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      The Securities may be sold directly by the Company to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

      If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

      Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

      The Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the Securities.

                                LEGAL MATTERS

      Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by McGlinchey Stafford, a professional limited liability company, New Orleans, Louisiana. Certain legal matters in connection with the Debt Securities offered hereby will be passed upon for the Company by Baker & Botts, L.L.P., Houston, Texas. McGlinchey Stafford, a professional limited liability company, will pass on all matters of Louisiana law in this connection.

                       INDEPENDENT PUBLIC ACCOUNTANTS

      The consolidated balance sheet of the Company as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, and the related schedules, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated expenses payable by the Company in connection with the offering described in this Registration Statement.

      Registration fee............................. $ 151,516
      Printing expenses............................   150,000
      Accounting fees and expenses.................   200,000
      Legal fees and expenses......................   200,000
      Trustee fees and expenses....................    10,000
      Rating agency fees...........................   150,000
      Miscellaneous................................    38,484
                                                    ---------
            Total.................................. $ 900,000
                                                    =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 83 of the Business Corporation Law of the State of Louisiana gives corporations the power to indemnify officers and directors under certain circumstances. Article IX of the Company's Restated Articles of Incorporation and Section 13 of the Company's Bylaws contain provisions that provide for indemnification of certain persons (including officers and directors).

ITEM 16.  EXHIBITS


EXHIBIT NO.                     DESCRIPTION OF EXHIBIT

*1.1    Form of Underwriting Agreement (Debt Securities)

*1.2    Form of Underwriting Agreement (Common Stock)

+4.1 Form of Indenture between the Company and The Chase Manhattan Bank, as trustee

**4.2   Form of Debt Securities

5.1     Opinion of Baker & Botts, L.L.P.

5.2     Opinion of McGlinchey Stafford

12      Statement of Computation of ratio of earnings to fixed charges

23.1    Consent of Coopers & Lybrand L.L.P.

23.2    Consent of Baker & Botts, L.L.P. (included in Exhibit 5.1)

23.3    Consent of McGlinchey Stafford (included in Exhibit 5.2)

+24     Powers of Attorney

+25 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, as trustee, is bound separately on Form T-1

---------------

* The Company will file any underwriting agreement relating to Debt Securities or Common Stock offered hereby as an exhibit to a current report on Form 8-K.

** The Company will file any form of Debt Securities as an exhibit to a current report on Form 8-K.

+       Previously filed.

ITEM 17.  UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 3, 1997.

                                          PRIDE PETROLEUM SERVICES, INC.


                                          By:         RAY H. TOLSON
                                                      Ray H. Tolson
                                                      Chairman of the Board and
                                                      Chief Executive Officer


      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON April 3, 1997.


              SIGNATURE                              TITLE

          /S/ RAY H. TOLSON          Chairman of the Board and Chief Executive
          Ray H. Tolson              Officer (Principal Executive Officer)

          /S/ PAUL A. BRAGG          President and Chief Operating Officer
          Paul A. Bragg              (Principal Executive Officer)

         /S/ EARL W. MCNIEL          Vice President and Chief Financial Officer
         Earl W. McNiel EL          (Principal Financial and Accounting Officer)

                                     Director
     Christian J. Boon Falleur

                  *                  Director
         James B. Clement

                                     Director
            Remi Dorval

                  *                  Director
       Jorge E. Estrada M.

                  *                  Director
         Ralph D. McBride

                  *                  Director
          James T. Sneed

       *By: /S/ RAY H. TOLSON        Director
           Ray H. Tolson
          Attorney-in-fact

                               INDEX TO EXHIBITS

EXHIBIT NO.                     DESCRIPTION OF EXHIBIT

*1.1    Form of Underwriting Agreement (Debt Securities)

*1.2    Form of Underwriting Agreement (Common Stock)

+4.1 Form of Indenture between the Company and The Chase Manhattan Bank, as trustee

**4.2   Form of Debt Securities

5.1     Opinion of Baker & Botts, L.L.P.

5.2     Opinion of McGlinchey Stafford

12      Statement of Computation of ratio of earnings to fixed charges

23.1    Consent of Coopers & Lybrand L.L.P.

23.2    Consent of Baker & Botts, L.L.P. (included in Exhibit 5.1)

23.3    Consent of McGlinchey Stafford (included in Exhibit 5.2)

+24     Powers of Attorney

+25 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, as trustee, is bound separately on Form T-1

---------------

* The Company will file any underwriting agreement relating to Debt Securities or Common Stock offered hereby as an exhibit to a current report on Form 8-K.

** The Company will file any form of Debt Securities as an exhibit to a current report on Form 8-K.

+       Previously filed.